Exhibit 99.1

Cryoport Revenue Grows 65% for First Quarter 2019

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Commercial revenue rises to 25% of total biopharma revenue;

383 clinical trials supported

IRVINE, California, May 2, 2019 - Cryoport, Inc. (NASDAQ: CYRX) (NASDAQ: CYRXW) (“Cryoport” or “the Company”), the world's leading temperature-controlled logistics company dedicated to the life sciences industry, today announced financial results for the three-month period ended March 31, 2019.

Jerrell Shelton, Chief Executive Officer of Cryoport stated, “Our revenue increased 65% to $6.7 million for the three-month period ended March 31, 2019, compared with the same period in the prior year. Revenue from our commercial agreements supporting Gilead’s Yescarta® and Novartis’ Kymriah® was $1.4 million in the First Quarter of 2019, representing a 374% increase compared with the same quarter last year and a sequential increase of 74% over the Fourth Quarter of 2018. We continue to work in lockstep with Gilead and Novartis to increase market penetration and help their respective, much-needed CAR-T cell therapies safely reach patients around the world. Our commercial revenue from these agreements were driven by the advancement of the rollouts in the Americas and EMEA (Europe, Middle East, and Africa) regions.

“We now support 383 clinical trials, up from 261 for the same quarter last year and representing a net gain of 26 over the Fourth Quarter of 2018. As the regenerative market continues to grow, we continue to secure new agreements with world-leading regenerative medicine companies in all geographic regions. As examples, Celularity, a placental-based allogeneic cell therapy company, recently selected Cryoport’s complete range of temperature-controlled solutions to support its clinical trials and Biokin Pharma, a China-based biopharmaceutical company, partnered with Cryoport for its pending Phase I and II clinical trials in immuno-oncology in both the U.S. and China. We think this momentum will continue to drive accelerated revenue growth throughout the remainder of 2019 as we secure new agreements and our clients’ clinical pipelines continue to advance. Examples of other market drivers include the following: Subsequent to the quarter end, the FDA agreed to a rolling review of Mesoblast’s Biologics License Application (BLA) for its cell therapy for children with steroid-refractory acute graft versus host disease (aGVHD). Secondly, in the United States, the Centers for Medicare and Medicaid (“CMS”) stated they are considering several changes to payment policies for CAR-T in 2020 to drive improved patient access to these much-needed therapies. CMS also confirmed that CAR-Ts will continue to be eligible for New Technology Add-on Payment (NTAP) and that it would increase NTAP from 50% of the cost of the therapy to 65%. The current maximum NTAP is $186,000 and they are recommending it be increased to $242,450.

“To meet current and future global demand from our Biopharma clients both in clinical and commercial stages, we are building a Global Logistics Network. Today we have four Global Logistics Centers and one Embedded Logistics Center. Our new Global Logistics Centers in New Jersey and The Netherlands are ramping revenue significantly, which we expect to continue throughout 2019. By focusing on establishing a networked presence in leading life sciences hubs around the world, driven by client activity, we believe we are strategically positioning the Company at the core of the growth which will take place in the global cellular therapy market and which will drive significant revenue growth for Cryoport.

“In addition to the fast-growing opportunities in the Biopharma market, we are strengthening our growth strategies in the Reproductive Medicine and Animal Health markets, both of which, we believe, have considerable upside opportunity. For our first quarter of 2019, revenue from Reproductive Medicine increased 56% year over year, as a result of our marketing initiatives and growing brand recognition in this market, driving stronger demand in the Americas and EMEA.

“In closing, we are working diligently to continue to support our clients with the most sophisticated and reliable temperature-controlled solutions in the life sciences industry, to build on our client base across all our markets and, of course, to build value for our long-term shareholders.”

Market Highlights:

Biopharma

•	Biopharma revenue increased by 72% in the three months ended March 31, 2019 compared to the same period in 2018.

•	A net addition of 26 new biopharma trials were added in the three months ended March 31, 2019.

•	Cryoport is supporting a net total of 383 clinical trials compared with 261 as of March 31, 2018. The number of trials in Phase III grew to 49, compared with 38 as of March 31, 2018.

•	Selected by Amgen to be its primary provider of temperature-controlled logistics solutions. Under the terms of the agreement, Cryoport will support Amgen’s cryogenic shipments of its biomaterials globally. By employing the Cryoport Express™ High Volume Dry Vapor Shippers, Amgen will ensure the safe transport and delivery of its high value Global Cell Bank and other critical commodities as it pursues the engineering and commercialization of CAR T-cell therapies.

•	Selected by Celularity, a world leading placental based allogeneic cell therapy company, to utilize its complete range of temperature-controlled solutions.

•	Selected to support Biokin Pharma's pending Phase I and II clinical trials in immuno-oncology in both the U.S. and China.

•	Activity is significantly ramping at new Global Logistics Centers in Amsterdam, The Netherlands and Livingston, NJ.

•	Based on internal information and forecasts from the Alliance for Regenerative Medicine and Wells Fargo Securities, we reiterate our expectation for five additional Cryoport supported BLA and MAA submissions to occur this year.

Animal Health

•	Revenue from the Animal Health market declined 5% for the three months ended March 31, 2019 compared to the same period in 2018 as a result of non-recurring activity in the previous year.

Reproductive Medicine

•	Reproductive Medicine revenue increased by 56% for the three months ended March 31, 2019 compared to the same period in 2018, as a result of strong demand in the Americas and EMEA.

Financial Highlights:

•	Revenue increased 65% to $6.7 million for the three-month period ended March 31, 2019, compared with the same period in the prior year.

•	Gross margin for the three months ended March 31, 2019 was 52%, compared to 54% for the same period in the prior year.

•	As a result of investments in the build out of infrastructure during 2018, which included adding two new Global Logistics Centers, new competencies and services, operating costs and expenses increased by $1.6 million for the three-month period ended March 31, 2019, as compared to the same period in 2018.

•	Net loss for the three-month period ended March 31, 2019 was $2.4 million, or $0.08 per share. This is compared to a net loss of $2.7 million, or $0.10 per share, for the same three-month period in the prior year.

•	Adjusted EBITDA for the three-month period ended March 31, 2019 was ($0.3 million), compared with ($0.5 million) for the three-month period in the prior year.

•	The Company reported $47.3 million in cash and cash equivalents and short-term investments as of March 31, 2019 and as of December 31, 2018.

Further information on Cryoport’s financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance is provided in Cryoport’s quarterly report on Form 10-Q for the three-month period ended March 31, 2019, which will be filed with the Securities and Exchange Commission (“SEC”) on May 8, 2019. The full report will be available on the SEC Filings section of the Investor Relations section of the Company’s website at www.cryoport.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: A document titled “Cryoport First Quarter 2019 in Review”, which will provide a review of Cryoport’s recent financial and operational performance and a general business update, will be issued by management at 4:05 pm ET on Thursday, May 2. The document is designed to be read by investors before the questions and answers conference call and can be accessed at http://ir.cryoport.com/events-and-presentations.

Cryoport management will host a conference call at 5:00 pm ET on May 2, 2019. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results.

Conference Call Information

Date:	Thursday, May 2, 2019
Time:	5:00 p.m. ET
Dial-in numbers:	+1 (855) 327-6837 (U.S.) or +1 (631) 891-4304 (International)
Confirmation code:	Request “Cryoport Call” or provide code 10006692
Live webcast:	‘Investor Relations’ section at www.cryoport.com or at this link. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the question and answer webcast will be available approximately three hours after completion of the live event and will be accessible on the Investor Relations section of the Company's website at www.cryoport.com for a limited time. To access the replay of the webcast, please follow this link. A dial-in replay of the call will also be available to those interested until May 9, 2019. To access the replay, dial +1 (844) 512-2921 (United States) or +1 (412) 317-6671 (International) and enter replay pin number: 10006692.

About Cryoport, Inc.

Cryoport is the life sciences industry's most trusted global provider of temperature-controlled logistics solutions for temperature-sensitive life sciences commodities, serving the biopharmaceutical market with leading-edge logistics solutions for biologic materials, such as regenerative medicine, including immunotherapies, stem cells and CAR T-cells. Cryoport's solutions are used by points-of-care, CRO's, central laboratories, pharmaceutical companies, manufacturers, university researchers et al; as well as the reproductive medicine market, primarily in IVF and surrogacy; and the animal health market, primarily in the areas of vaccines and reproduction. Cryoport's proprietary Cryoport Express® Shippers, Cryoportal® Logistics Management Platform, leading-edge SmartPak II™ Condition Monitoring System and geo-sensing technology, paired with unparalleled cold chain logistics expertise and 24/7 client support, make Cryoport the end-to-end cold chain logistics partner that the industry trusts.

Cryoport is dedicated to: simplifying global cold chain logistics through innovative technology, unmatched monitoring and data capture and support, including consulting; delivering the most advanced temperature-controlled logistics solutions for the life sciences industry; and providing vital information that provides peace of mind throughout the life of each logistics process.

For more information, visit www.cryoport.com. Sign up to follow @cryoport on Twitter at www.twitter.com/cryoport.

Forward Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport, Inc.'s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the Company's cash flow, market acceptance risks, and technical development risks. The Company's business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the Company's 10-K for the year ended December 31, 2018 filed with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Elizabeth Barker

KCSA Strategic Communications

tfromer@kcsa.com / ebarker@kcsa.com

P: 1-212-896-1203

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Cryoport Inc. and Subsidiaries

 Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues	$6,652,912	$4,023,189
Cost of revenues	3,199,011	1,838,826
Gross margin	3,453,901	2,184,363

Operating costs and expenses:
General and administrative	2,696,859	2,068,510
Sales and marketing	2,407,992	1,584,428
Engineering and development	489,596	329,730
Total operating costs and expenses	5,594,447	3,982,668

Loss from operations	(2,140,546)	(1,798,305)
Other income (expense):
Interest expense	(338,728)	-
Warrant repricing expense	-	(899,410)
Other income, net	91,472	15,768
Loss before provision for income taxes	(2,387,802)	(2,681,947)
Benefit (provision) for income taxes	900	(813)
Net loss	$(2,386,902)	$(2,682,760)

Net loss per share - basic and diluted	$(0.08)	$(0.10)
Weighted average shares outstanding - basic and diluted	30,441,996	26,774,179

Cryoport Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2019	2018
	(unaudited)
Current Assets:
Cash and cash equivalents	$32,771,986	$37,327,125
Short-term investments	14,500,748	9,930,968
Accounts receivable, net	4,208,333	3,543,666
Inventories	227,090	220,514
Prepaid expenses and other current assets	741,614	752,269
Total current assets	52,449,771	51,774,542
Property and equipment, net	5,124,655	4,357,498
Operating lease right-of-use assets	1,711,727	-
Intangible assets, net	157,708	137,220
Deposits	350,494	350,837
Total assets	$59,794,355	$56,620,097

Current liabilities:
Accounts payable and other accrued expenses	$2,326,143	$1,709,397
Accrued compensation and related expenses	1,753,499	1,262,478
Operating lease liabilities	390,790	-
Deferred revenue	37,918	66,315
Finance lease obligations	23,531	23,191
Total current liabilities	4,531,881	3,061,381
Convertible note, net	14,707,215	14,711,580
Operating lease liabilities, net	1,621,183	-
Deferred rent liability, net	-	267,415
Finance lease obligations, net	27,138	33,156
Total liabilities	20,887,417	18,073,532
Total stockholders' equity	38,906,938	38,546,565
Total liabilities and stockholders' equity	$59,794,355	$56,620,097

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined in Regulation G of the Securities Exchange Act of 1934. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes the following non-GAAP financial measure, adjusted EBITDA, to provide a useful measure of the Company's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company's underlying business.

Cryoport Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

(unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP net loss	$(2,386,902)	$(2,682,760)
Non-GAAP adjustments to net loss:
Depreciation and amortization expense	300,565	187,834
Interest expense	338,728	-
Stock-based compensation expense	1,413,735	1,049,510
Warrant repricing expense	-	899,410
Income taxes	(900)	813
Adjusted EBITDA	$(334,774)	$(545,193)